Exhibit 99.1.7(b)
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                            FINANCIAL GUARANTY MASTER
           PERMANENT INSURANCE UNIT INVESTMENT TRUST INSURANCE POLICY

                           MBIA Insurance Corporation
                             Armonk, New York 10504

                                                         Policy No. [POLICY NO.]

        MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this policy, hereby unconditionally and irrevocably guarantees to any owner or holder, as hereinafter defined, other than the Issuer, of the obligations described in Exhibit A attached hereto (referred to herein as the "Obligations"), the frill and complete payment required to be made by or on behalf of the Issuer to the applicable Paying Agent(s) or its successor (the "Paying Agent") of an amount equal to the principal of (either at the stated maturity or by any advancement of maturity pursuant to a mandatory sinking kind payment) and interest on the Obligations, as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than any advancement of maturity pursuant to a mandatory sinking fund payment, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law.

        Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by certified mail, by the Insurer or its designee from the Paying Agent or any owner or holder of an Obligation or coupon thereof the payment of principal or interest for which is then due to the Paying Agent, that such required payment has not been made to the Paying , the Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with State Street Bank and Trust Company, N.A., in New York, New York, or its successor, sufficient for the payment to the owners or holders of any Obligations or coupons thereof of amounts which are then due. Upon presentment and surrender of such Obligations or coupons or presentment of such other proof of ownership of the Obligations registered as to principal or as to principal and interest, together with evidence satisfactory to State Street Bank and Trust Comp, N.A. that (i) in the case of Pre-Insured Obligations, as hereinafter defined, that demand for payment from the other insurer, has been made under such insurer's policy and (ii) in all cases, such Obligations or coupons are the Obligations or coupons described in this policy or replacements or successors thereto, and any appropriate instruments of assignment to evidence the assignment of the amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners or holders of the Obligations or coupons in any legal proceeding related to payment of principal of and interest on the Obligations or coupons, such instruments being in a form satisfactory to State Street Bank and Trust Company, N.A., State Street Bank and Trust Company, N.A. shall disburse to the owners, the holders or the Paying Agent making such presentment and/or surrender payment of the amount due on such Obligations and coupons, less any amount held by the Paying Agent for the payment of the principal of or interest on the Obligations or coupons and legally available therefor. This policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation or coupon.

        The term "Pre-Insured Obligations" shall mean obligations, if any, on which the payment of principal and/or interest shall have been insured prior to the issuance of this policy by an insurer other than the Insurer or MBIA Insurance Corp. of Illinois.

        As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Paying Agent, the Issuer, or any designee of the Issuer for such purpose and the term "holder" shall mean the bearer of any Obligation not registered as to principal or as to principal and interest for such purpose and, when used with reference to a coupon, shall mean the bearer of the coupon. The terms owner or holder shall not include the Issuer or any person or entity whose obligation or obligations by agreement constitute the



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underlying  security or source of payment for the  Obligation.  The term "Policy
Holder" shall mean [POLICY HOLDER], as trustee.

        Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504, and such service of process shall be valid and binding.

        This policy is non-cancellable for any reason. The premium on this policy is not refundable for any reason including the payment prior to maturity of the Obligations.

        This policy is issued only to the Policy Holder and is non-transferable. Upon ten days' prior written notice by the Policy Holder to the Insurer, this policy shall be exchanged for separate transferable policies substantially in the form of the Master Policy which are applicable to each of the Obligations listed in Exhibit A simultaneously with the surrender of this policy by the Policy Holder to the Insurer.

        This policy shall be governed by and construed under the laws of the State of New York.

        This policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

        IN WITNESS WHEREOF, the Insurer has caused this policy to be executed in facsimile on its behalf by its President and its Assistant Secretary, this [DAY] day of [MONTH], [YEAR].

                                            MBIA Insurance Corporation


                                            ------------------------------------
                                            President


                                   Attest:
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                                            Assistant Secretary



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                                    EXHIBIT A
                             Schedule of Investments





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                              E N D O R S E M E N T
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                       Attached to Policy No. [POLICY NO.]

issued by MBIA Insurance Corporation (the "Insurer"), to the Policy Holder, as defined in the policy issued with respect to the small issue industrial development bonds and pollution control revenue bonds listed in Exhibit A (the "Bonds").

It is further understood that this policy shall guarantee to the owner or holder, as defined in the policy, the full and complete payments required to be made by or on behalf of the Issuer if there occurs pursuant to the terms of the Bonds an event which results in the loss of the tax exempt status of the interest on the Bonds, including any principal, interest or premium payments payable thereon, if any, as and when thereby required.

This endorsement forms a part of the policy to which it is attached, effective on the inception date of the policy.

IN WITNESS WHEREOF, the Insurer has caused this endorsement to be executed in facsimile on its behalf by its President and its Assistant Secretary, this [DAY] day of [MONTH], -

                                            MBIA Insurance Corporation


                                            ------------------------------------
                                            President


                                   Attest:
                                            ------------------------------------
                                            Assistant Secretary